Exhibit 5
                                                                 FOLEY & LARDNER
                                                                Attorneys At Law
100 North Tampa Street, Suite 2700
Tampa, Florida  33602-5810
TEL: 813.229.2300
FAX: 813.221.4210
www.foleylardner.com

BRUSSELS
CHICAGO
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH
                                                             January 8, 2002

SeaView Video Technology, Inc.
111 Second Avenue, N.D., Suite 1600
St. Petersburg, Florida 33701

      Re:  Amended Registration Statement on Form S-8 Relating to
           SeaView Video Technology, Inc. 2001 Consultant Services Plan

Ladies & Gentlemen:

     We have acted as counsel for SeaView Video Technology, Inc., a Nevada corporation (the "Company"), in connection with the preparation of Amendment No.
2 to the Form S-8 Registration Statement (the "Registration Statement") to be
filed by the Company with the Securities and Exchange Commission under the
Securities Act of 1933, as amended (the "Securities Act"), relating to the increase in the number of shares authorized under the plan from 211,000 to
332,212 shares of the Company's Common Stock, $.001 par value per share (the
"Common Stock"), which may be issued or acquired pursuant to the 2001 Consultant
Services Plan. This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K. The 332,212 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

     We have examined and are familiar with the Articles of Incorporation of the
Company, as amended, filed with the Secretary of State of the State of Nevada,
Bylaws of the Company, as amended, proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this option letter.

     Based on the foregoing, it is our opinion that the additional 121,212 shares of common stock covered by the Registration Statement are to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

     We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

     This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration
Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the
Securities Act of 1933, as amended, or the rules or regulations of the
Commission promulgated thereunder.

                                             FOLEY & LARDNER

                                             By: /s/Martin A. Traber
                                                  Martin A. Traber